UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 26, 2018

WestRock Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Abernathy Road, Atlanta, GA 30328
(Address of Principal Executive Offices) (Zip Code)

770-448-2193
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, the board of directors (the “Board”) of WestRock Company voted to increase the size of the Board, effective immediately, from twelve directors to thirteen directors, and appointed Colleen Arnold to the Board to fill the resulting vacancy. Ms. Arnold’s initial term as a director will expire at the Company’s 2019 annual meeting of stockholders. Ms. Arnold will serve on the audit committee and the finance committee of the Board.

Ms. Arnold served as senior vice president, sales and distribution for International Business Machines Corporation ("IBM") from 2014 to 2016. Prior to that, she held a number of senior positions with IBM from 1998 to 2014. Ms. Arnold is a member of the board of directors of Cardinal Health, Inc.

Ms. Arnold will be entitled to the standard compensation provided to non-employee directors.

There are no arrangements or understandings between Ms. Arnold and any other person pursuant to which Ms. Arnold was elected to serve as a director, nor are there related party transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

On July 27, 2018, WestRock issued a press release announcing the appointment of Ms. Arnold to the Board . A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.          Description

99.1                      Press release, dated July 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestRock Company

Date: July 27, 2018	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary